Exhibit 10.1

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of February 28, 2013, among GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and LINCOLN DA CUNHA PEREIRA FILHO (“Pereira”), MAURICIO VAZ RODRIGUES, JOÃO ALBERTO GROSS FIGUEIRÓ (each of the foregoing a “UAB Motors Management Stockholder” and, collectively, the “UAB Motors Management Stockholders”), ANDRÉ RIBEIRO DA CUNHA PEREIRA and RSPJR ENTERPRISES, INC. (the foregoing, together with UAB Motors Management Stockholders, the “Stockholders”).

RECITALS

A. As a result of transactions pursuant to the Share Purchase Agreement, the Stockholders are the beneficial owners of the number of shares of Common Stock set forth opposite their respective names on Schedule A hereto.

B. The Company and the Stockholders believe it to be in their mutual best interests to ensure certain rights and obligations in respect of the Stockholders’ ownership and disposition of Common Stock and other related matters in respect of the Company, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. DEFINITIONS

1.1. Definitions. (a) In addition to the terms defined elsewhere herein, the following terms have the following meanings when used with initial capital letters:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Company after consultation with counsel to the Company (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material acquisition, disposition or financing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this agreement, as the same may be amended from time to time.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Commission” means the Securities and Exchange Commission.

“Demand Registration” has the meaning set forth in Section 3.1.

“Director” means a member of the Board.

“Escrow Agreement” has the meaning set forth in the Share Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Maximum Offering Size” means the maximum number of shares of Common Stock that can be sold in an underwritten Public Offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock being offered.

“Minimum Registrable Securities” has the meaning set forth in Section 3.1.

“Officer Agreement” has the meaning set forth in the Share Purchase Agreement.

“Permitted Transferee” means, with respect to any Stockholder, (i) any spouse or lineal descendant of such Stockholder, (ii) any trust of which not less than 75% of the beneficial interests are held by such Stockholder or his spouse or lineal descendants, (iii) any partnership, corporation or other entity of which not less than 75% of the equity interests (on a fully diluted basis) are owned directly or indirectly by one or more Stockholders or their respective spouses or lineal descendants, and (iv) any other Stockholder; provided that each such transferee (other than another Stockholder) will be a Permitted Transferee for purposes of this Agreement only if such transferee shall have executed and delivered to the Company an instrument satisfactory to the Company pursuant to which the transferee shall have agreed to be bound by all of the terms of this Agreement applicable to its transferor.

“Person” means an individual, corporation, partnership, trust, association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Notice” has the meaning set forth in Section 3.2(a).

“Piggy-Back Registration” has the meaning set forth in Section 3.2(a).

“Piggy-Back Request” has the meaning set forth in Section 3.2(a).

“Public Offering” means any primary or secondary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

“Registering Stockholder” has the meaning set forth in Section 4.1.

“Registrable Securities” means shares of Common Stock; provided that such securities will cease to be Registrable Securities when a registration statement relating to such securities shall have been declared effective by the Commission and such securities shall have been disposed of pursuant to such effective registration statement or when such securities may be sold without registration pursuant to Rule 144.

“Registration Expenses” means all (i) registration and filing fees with the Commission, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and expenses of counsel and independent public accountants for the Company, (vi) fees and expenses of any additional experts retained by the Company in connection with such registration, (vii) fees and expenses of listing the Registrable Securities, if any, (viii) rating agency fees, (ix) transfer taxes, and (x) reasonable fees and expenses of one counsel for the selling Stockholders. Underwriting fees, discounts and commissions will be paid by the Registering Stockholder in accordance with Section 4.3.

“Requesting Stockholders” has the meaning set forth in Section 3.1.

“Restricted Period” has the meaning set forth in Section 2.1.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Purchase Agreement” means the Share Purchase Agreement, dated as of January 24, 2013 by and among the Company, the shareholders of UAB Motors Participações S.A. named therein and UAB Motors Participações S.A. as intervening and consenting party.

“Stockholder Director Nominee” has the meaning set forth in Section 5.1.

“Stockholder Representative” has the meaning set forth in Section 1.2.

“Transfer” has the meaning set forth in Section 2.1.

“Transferee” means any Person to whom any Stockholder Transfers any shares of Common Stock except (i) in a sale pursuant to an effective registration statement, (ii) in a tender or exchange offer described in clause (b) of Section 2.1, or (iii) in a sale without registration pursuant to Rule 144.

“Underwriter” means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities in a Public Offering and not as part of such dealer’s market-making activities.

1.2. Stockholder Representative. Except as otherwise provided herein, any right or action that may be taken at the election of the Stockholders will be taken by a representative of the Stockholders (the “Stockholder Representative”) on behalf thereof. The initial Stockholder Representative will be Pereira. The Stockholders shall be entitled, in their sole discretion, to remove the Stockholder Representative and designate a successor Stockholder Representative by written notice to the Company delivered in accordance with Section 6.3 hereof; provided that in the event that, upon death or disability of the Stockholder Representative or for any other reason, no Person is acting as the Stockholder Representative as of the time any action is otherwise to be taken hereunder by the Stockholder Representative or the Stockholders, such action may be taken on behalf of the entire Stockholders by written action or consent of the holders of a majority of shares of Common Stock then held by the members of the Stockholders. Any change in the Stockholder Representative will become effective upon notice in accordance with Section 6.3. Each Stockholder will severally, but not jointly, indemnify and hold the Company harmless from any claim of any such Stockholder arising out of any act taken by the Stockholder Representative with respect to such Stockholder pursuant to and in accordance with this Section 1.2.

II. RIGHTS AND OBLIGATIONS WITH
RESPECT TO TRANSFER

2.1. Transfers. Notwithstanding any other provision hereof, until (i) the sixth month anniversary of the date hereof for a Stockholder other than a UAB Motors Management Stockholder and (ii) in respect of any applicable UAB Motors Management Stockholder, the earlier of (A) the third anniversary of the date hereof and (B) the date on which the Company terminates without cause the applicable Officer Agreement between the Company and such UAB Motors Management Stockholder, other than Pereira (the “Restricted Period”), no Stockholder may offer, sell, assign, grant a participation in, pledge or otherwise transfer (“Transfer”) any of its Common Stock without the prior written consent of the Company, except that (a) a Stockholder may transfer shares of Common Stock to any Permitted Transferee, (b) a Stockholder may transfer shares of Common Stock in connection with any tender offer or exchange offer made by any Person for any and all shares of Common Stock approved by the Board, (c) a UAB Motors Management Stockholder may transfer or dispose of 1/3 of the shares of Common Stock owned by him as the date hereof on or after the first anniversary of the date hereof and (d) a UAB Motors Management Stockholder may transfer or dispose of an additional 1/3 of the shares of Common Stock owned by him as the date hereof on or after the second anniversary of the date hereof.

2.2. Restrictive Legend. (a) For so long as the transfer restrictions set forth in Section 2.1 remain in effect, each certificate representing Common Stock owned by any UAB Motors Stockholder will (unless otherwise permitted by the provisions of Section 2.2(b)) include the following legend:

THE OFFER OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT TO WHICH THE COMPANY IS A PARTY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

(b) In the event either of the restrictive legends above has ceased to be applicable, the Company shall provide any Stockholder, at its request, without any expense to such Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities not bearing the legend with respect to which the restriction has ceased (it being understood that (i) the restriction referred to in the first paragraph of the legend above shall cease with respect to securities when such restriction is no longer required in order to assure compliance with the Securities Act, including at the time of a sale of such securities pursuant to Rule 144 under the Securities Act and at the time when such securities shall have been effectively registered under the Securities Act and (ii) the restriction referred to in the second paragraph of the legend above shall cease with respect to securities held by any Stockholder upon the earlier of the end of the Restricted Period with respect to such Stockholder in accordance with Section 2.1 and the termination of this Agreement).

2.3. Improper Transfer. Any attempt to Transfer any Common Stock not in compliance with this Agreement will be null and void and neither the Company nor any transfer agent of the Company will register, or otherwise recognize in the Company’s records, any such improper Transfer.

2.4. Transferees. Any and all provisions of this Agreement which apply to the Stockholders will apply with equal force to any Transferee.

III.	REGISTRATION RIGHTS
	3.1	Demand Registration.

(a) At any time that a Stockholder Director Nominee serves as a member of the Board, one or more Stockholders (the “Requesting Stockholders”), acting through the Stockholder Representative, may make a written request to the Company for registration of (A) all of the Registrable Securities held by such requesting Stockholders or (B) any part of the Registrable Securities held by such requesting Stockholders, provided in each case that the then current market value of the Registrable Securities to be registered is at least $50.0 million in the aggregate (the “Minimum Registrable Securities”). Any such requested registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

(b) In no event shall the Company be required to effect more than one Demand Registration.

(c) A Requesting Stockholder may withdraw its Registrable Securities from a Demand Registration at any time. If as a result of such withdrawal the number of Registrable Securities subject to such Demand Registration is less than the Minimum Registrable Securities, the Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes of Section 3.1(b); provided, however, if such withdrawal is based on the reasonable determination of the Requesting Stockholders that since the date of such request there has been a material adverse change in the business or prospects of the Company or in general market conditions, it shall not be deemed a Demand Registration for purposes of Section 3.1(b).

(d) No Demand Registration shall be deemed to have been effected if an underwritten Public Offering is contemplated by such Demand Registration and the conditions to closing specified in the underwriting agreement are not satisfied due to any act or omission by the Company.

(e) If the filing, initial effectiveness or continued use of a registration statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Stockholder Representative, delay the filing or initial effectiveness of, or suspend use of, the such registration statement for a shortest possible period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Requesting Stockholders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to the Demand Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Requesting Stockholders of the expiration of any period during which it exercised its rights under this Section 3.1(e).

(f) The Company shall have the right to select the managing underwriter or underwriters for the offering.

(g) If the managing underwriter or underwriters of a proposed underwritten Public Offering of a class of Registrable Securities included in a Demand Registration, inform the Requesting Stockholders in writing that, in its or their opinion, the number of Registrable Securities requested to be included in such Demand Registration exceeds the Maximum Offering Size, the number of Registrable Securities that can be included without having such an adverse effect shall be allocated pro rata among the Stockholders that have requested participation in the Demand Registration.

3.2 Piggy-Back Registration. (a) If, at any time that a Stockholder Director Nominee serves as a member of the Board, the Company proposes to file a registration statement under the Securities Act with respect to an offering of any of its Common Stock (i) for its own account (other than a registration on Form S-8 or Form S-4 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of Registrable Securities other than the Stockholders, then the Company shall give written notice of such proposed filing to the Stockholder Representative as soon as practicable (but in any event not less than ten (10) Business Days before the anticipated filing date) (the “Piggy-Back Notice”), and the Piggy-Back Notice will offer the Stockholders the opportunity, subject to the limitations provided in Section 3.2(b) and the restrictions on Transfer provided in Section 2.1, to register such number of shares of Registrable Securities as the Stockholder Representative may request on behalf of the Stockholders on the same terms and conditions as the registration of the Company’s or other holders’ Registrable Securities (a “Piggy-Back Registration”). The Stockholder Representative on behalf of each Stockholder shall have five (5) Business Days after the date on which the Stockholder Representative received the Piggy-Back Notice to make a written request to the Company for common stock held by any such Stockholder to be included in such registration statement (a “Piggy-Back Request”). The Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Stockholders to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (A) if such registration involves an underwritten Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to any Underwriters at the same price and subject to the same underwriting fees, discounts or commissions as apply to the Company or any other holder of Registrable Securities and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 3.2(a), the Company shall determine for any reason to not file a registration statement, the Company shall give written notice to the Stockholder Representative and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration statement.

(b) If a registration pursuant to this Section 3.2 involves an underwritten Public Offering and the managing Underwriter advises the Company in writing that the number of shares of Common Stock that the Company and any holders, including the Stockholders, intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Registrable Securities proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size; and

(ii) second, all Registrable Securities requested to be included in such registration by all holders, including Stockholders, pursuant to this Section 3.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among all such holders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration).

3.3 Holdback Agreements. If any registration of Registrable Securities shall be in connection with an underwritten Public Offering, the Stockholders agree not to effect any sale or distribution, including, without limitation, any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any shares of Common Stock, and not to effect any sale or distribution of any stock convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing Underwriter and the Company and (ii) 180 days; provided that such period of time shall not exceed any similar limitation period that applies to a Director or officer of the Company.

IV. REGISTRATION PROCEDURES

4.1. Filings; Information. Subject to the limitations set forth in Article III, whenever a Stockholder (the “Registering Stockholder”) requests that any Registrable Securities be included in a registration statement pursuant to Section 3.1 or Section 3.2, the Company shall use its reasonable best efforts to include such Registrable Securities in such registration statement, and in connection with any such request:

(a) The Company shall use its reasonable best efforts and shall take all appropriate actions to cause such registration statement to be filed and become effective as soon as practicable. Registrations under Section 3.1 shall be on such appropriate registration form of the SEC as shall be selected by the Company.

(b) After such registration statement becomes effective, the Company shall use its reasonable best efforts and shall take all appropriate actions to maintain the effectiveness of such registration statement for the shorter of a period of 180 days after the effective date of such registration statement and such period as the Registering Stockholder may require to complete its contemplated sales in compliance with the securities laws of the jurisdiction in which the offering is contemplated; provided, however, that the Company shall have no obligation to maintain the effectiveness of such registration statement following the closing date of an underwritten Public Offering.

(c) The Company shall, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Registering Stockholder, if any, copies thereof, and thereafter furnish to the Registering Stockholder such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Registering Stockholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

(d) After the filing of the registration statement, the Company shall promptly notify the Registering Stockholder of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e) The Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, obtaining a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Underwriters may reasonably request.

(f) The Company shall participate, at the request of the Registering Stockholder, in presentations to prospective Underwriters and investors in general regarding the Public Offering.

(g) The Company shall use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not so listed, on a national securities exchange

4.2. Obligations of Stockholders. (a) Any Piggy-Back Request shall (i) specify the Registrable Securities intended to be offered and sold by the Stockholder making the request, (ii) express such Stockholder’s present intent to offer such Registrable Securities for distribution, and (iii) contain the undertaking of such Stockholder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(b) No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

4.3. Registration Expenses. Registration Expenses incurred in connection with any registration made pursuant to Article III will be borne by the Company to the extent permitted by applicable law; provided, that each Stockholder will pay, on a pro rata basis, any underwriting fees, discounts or commissions attributable to the sale of such Stockholder’s Common Stock.

4.4. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder registering shares pursuant to Section 3.1 or Section 3.2, its officers, members and directors, and each Person, if any, who controls each such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company will have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon intentionally untrue or intentionally misleading information furnished in writing to the Company by or on behalf of such Stockholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus will not inure to the benefit of any Stockholder if a copy of the current prospectus was not provided to the applicable purchaser by such Stockholder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

4.5. Indemnification by Stockholders. Each Stockholder registering shares pursuant to Section 3.1 or Section 3.2 agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers and Directors and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with reference to intentionally untrue or misleading intentionally information related to such Stockholder furnished in writing by or on behalf of such Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus. Each such Stockholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.4.

4.6. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.4 or Section 4.5, such Person will promptly notify the Person against whom such indemnity may be sought in writing and the indemnifying party upon request of the indemnified party will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel will be paid by the Company. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party will indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

4.7. Contribution. (a) If the indemnification provided for herein is for any reason unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the Stockholders and any Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, Stockholders registering shares pursuant to Section 3.1 or Section 3.2 and the Underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party with intent or knowledge of the falsity thereof.

(b) The Company and each Stockholder registering shares of Common Stock pursuant to Section 3.1 or Section 3.2 agree that it would not be just and equitable if contribution pursuant to this Section 4.7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding subsection will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.7, no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder registering shares pursuant to Section 3.1 or Section 3.2 will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters) discounts and commissions) exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.8. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s shares of Common Stock on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

4.9. Rule 144. Subject to the restrictions on transfer set forth in this Agreement, the Company will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Stockholders may reasonably request to the extent required from time to time to enable the Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Exchange Act, as such Rule may be amended from time to time, or other appropriate rule or regulation adopted by the Commission.

V. CERTAIN ARRANGEMENTS

5.1. Stockholder Director Nominee. Effective as of the date hereof, the Board shall amend the bylaws of the Company to increase the size of the Board by one (1) member and shall fill the vacancy by appointing Pereira to the Board. So long as the Stockholders in the aggregate hold at least 700,000 shares of Common Stock, including, for the avoidance of doubt, any shares of Common Stock (i) that remain in escrow pursuant to the Escrow Agreement and (ii) acquired in the open market, (a) the Company, through the Board, shall nominate one (1) person designated by the Stockholder Representative to serve as a Class 1 Director (the “Stockholder Director Nominee”); provided that the initial Stockholder Director Nominee shall be Pereira and that any subsequent or replacement Stockholder Director Nominee shall be subject to approval by the Company, such approval not to be unreasonably withheld, (b) the Company shall use commercially reasonable efforts to cause such Stockholder Director Nominee to be elected to the Board, including without limitation, by soliciting proxies for any annual or special meeting of stockholders of the Company at which Directors would be elected in favor the Stockholder Director Nominee’s election, consistent with the efforts used to solicit proxies for the election of any other Board nominees, and (c) each Stockholder shall attend any annual or special meetings of the stockholders of the Company, in person or by proxy, and vote or direct a vote of all shares of its Common Stock consistent with the recommendation of the Board as set forth in any proxy statement of the Company.

5.2. Indemnification and Insurance for Stockholder Director. (a) The Company shall indemnify and hold harmless any Stockholder Director Nominee elected to serve on the Board in accordance with Section 5.1 hereof to the same extent the other members of the Board are indemnified by the Company in connection with the performance of their duties as directors of the Company pursuant to the Company’s Certificate of Incorporation or Bylaws, employment agreements, indemnification agreements or under applicable Law. The Company shall provide officers’ and directors’ liability insurance covering any Stockholder Director Nominee elected to serve on the Board in accordance with Section 5.1 hereof, the terms and coverage amounts of which shall be at least as favorable as the terms and coverage amounts of the liability insurance provided to other members of the Board.

VI. MISCELLANEOUS

6.1. Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

6.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. None of this Agreement is intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

6.3. Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by any party hereto to another party hereto will be in writing and will be given to such party at its address set forth in Annex I attached hereto or, in the case of a Transfer permitted hereunder, to the address of the permitted Transferee specified by it upon notice given in accordance with the terms hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice will be on file with the Secretary of the Company. Each such notice, request or other communication will be effective (i) if given by certified mail, 72 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (ii) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (iii) on the date sent if sent by electronic facsimile transmission, receipt confirmed.

6.4. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules of such state.

6.5. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

6.6. Termination. This Agreement may be terminated at any time by an instrument in writing signed by the Company and Stockholders owning at least 66 2/3% of the shares of Common Stock owned by the Stockholders.

6.7. Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as expressly contemplated hereby, neither this Agreement nor any provision hereof will be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

6.8. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

(b) Neither this Agreement nor any term or provision hereof may be amended or waived except by an instrument in writing signed, in the case of an amendment or waiver, by the Company and Stockholders owning at least 66 2/3% of the shares of Common Stock owned by the Stockholders.

6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.10. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

6.11. Consent to Jurisdiction. Each of the Stockholders and the Company irrevocably submits to the non-exclusive jurisdiction of any court located in the State of Delaware or the United States Federal Court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Stockholders and the Company consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process, provided that to the extent lawful and possible, written notice of such service will also be mailed to such Stockholders or the Company, as the case may be. The Stockholders hereby appoint

C T Corporation System
111 Eighth Avenue, New York, NY 10011

as their agent for service of process in Delaware for the purpose of this Section 6.11. Each of the Stockholders and the Company agrees that such service will be deemed in every respect effective service of process upon such Stockholders or the Company, as the case may be, in any such suit, action or proceeding and will be taken and held to be valid personal service upon such Stockholder or the Company, as the case may be. Nothing in this subsection will affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each of the Stockholders and the Company waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 6.11.

6.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.13. Other Restrictions. The Stockholders acknowledge that there are additional restrictions on the transfer of Common Stock held by the Stockholders pursuant to the Share Purchase Agreement and related agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GROUP 1 AUTOMOTIVE, INC.

By: /s/ John C. Rickel
Name: John Rickel
Title: Senior Vice President &
Chief Financial Officer

/s/ Lincoln Da Cunha Pereira Filho

Lincoln Da Cunha Pereira Filho

/s/ Mauricio Vaz Rodrigues

Mauricio Vaz Rodrigues

/s/ João Alberto Gross Figueiró

João Alberto Gross Figueiró

/s/ André Ribeiro Da Cunha Pereira

André Ribeiro Da Cunha Pereira

/s/ Roger Searle Penske, Jr.

RSPJR Enterprises, Inc.

Annex I

Notices

To the Company:

Group 1 Automotive, Inc.

800 Gessner Road, Suite 500

Houston, TX 77024

Fax: (713) 647-5813

Attention: Earl Hesterberg

President and CEO

Group 1 Automotive, Inc.

800 Gessner Road, Suite 500

Houston, TX 77024

Fax: (713) 647-5869

Attention: Darryl Burman

VP, General Counsel

with a copy to (which shall not constitute notice):

Jones Day

717 Texas Street, Suite 3300

Houston, Texas 77002

Fax: (832) 239-3600

Attention: Darrell W. Taylor, Esq.

Jones Day

222 East 41st Street

New York, New York 10017

Fax: (212) 755-7306

Attention: S. Wade Angus, Esq.

Jones Day

Avenida Brigadeiro Faria Lima, 2277 — 5º andar

Jardim Paulistano, São Paulo, São Paulo (Brazil)

CEP 01452-000

Fax: +55-11-3018-3938

Attention: S. Wade Angus, Esq.

To the Stockholder Representative:

Lincoln da Cunha Pereira Filho

Rua do Rócio, 291 — 4º andar, conjunto 41

Vila Olímpia, São Paulo, São Paulo (Brazil)

CEP 04552-000

Fax: +55-11-3040-7979

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

Rua Funchal, 418 — 13º andar

Vila Olímpia, São Paulo, São Paulo (Brazil)

CEP 04551-060

Fax: +55-11-2196-7299

Attention: Juan G. Giraldez, Esq.

Schedule A

•	Closing Date Common Stock

	Shareholder Name	Amounts

1.	André Ribeiro da Cunha Pereira	251,204

2.	Lincoln da Cunha Pereira Filho	230,357

3.	João Alberto Gross Figueiró	230,357

4.	Maurício Vaz Rodrigues	209,872

5.	RSPJR Enterprises, Inc.	0

	Total	921,790

•	Closing Adjustment Escrow Common Stock

	Shareholder Name	Amounts

1.	André Ribeiro da Cunha Pereira	19,059

2.	Lincoln da Cunha Pereira Filho	17,477

3.	João Alberto Gross Figueiró	17,477

4.	Maurício Vaz Rodrigues	15,924

5.	RSPJR Enterprises, Inc.	0

	Total	69,937

•	Escrow Common Stock Deposit

	Shareholder Name	Amounts

1.	André Ribeiro da Cunha Pereira	124,113

2.	Lincoln da Cunha Pereira Filho	113,812

3.	João Alberto Gross Figueiró	113,812

4.	Maurício Vaz Rodrigues	103,691

5.	RSPJR Enterprises, Inc.	30,654

	Total	486,082